SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 23, 2005

Date of Earliest Event Reported: June 23, 2005

NATIONAL MERCANTILE BANCORP

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-15982	95-3819685
(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East , 8th Floor Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 277-2265
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Pursuant to the election of the holders of a majority of the outstanding shares of Series A Noncumulative Perpetual Convertible Preferred Stock (the “Series A Preferred”) of National Mercantile Bancorp (the “Company”) on June 23, 2005, each outstanding share of the Company’s Series A Preferred was automatically converted into two shares of the Company’s Common Stock in accordance with the Company’s Amended and Restated Articles of Incorporation, as amended.  As a result of this conversion, 643,893 shares of Series A Preferred were converted into 1,287,786 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL MERCANTILE BANCORP

Dated:	June 23, 2005	By:	/s/ David R. Brown
David R Brown
Chief Financial Officer